                                                            Exhibit 99.2

   UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma financial statements give effect to the acquisition of the GESCO Businesses using the purchase method of accounting. The unaudited pro forma financial statements are based on historical audited and unaudited financial statements of the Corporation, the historical audited financial statements of the GESCO Businesses presented in Exhibit 99.1 and unaudited financial records of the GESCO Businesses. This exhibit includes the following unaudited pro forma information:

        1) Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet of the Corporation and the GESCO Businesses as of February 26, 1999.

        2) Unaudited Pro Forma Combined Condensed Consolidated Statements of Income of the Corporation and the GESCO Businesses for the three months ended February 26, 1999 and the year ended November 30, 1998.

        3) Related notes thereto.

The unaudited Pro Forma Combined Condensed Consolidated Balance Sheet gives effect to the acquisition by the Corporation, through WGS and WGES, of the GESCO Businesses and related financing transactions (collectively, the "Transactions") as though the Transactions had been consummated on February 26, 1999. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income give effect to the Transactions as though the Transactions had been consummated on December 1, 1997.

The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been reported by the Corporation had the Transactions actually been consummated on the dates indicated above (rather than on March 22, 1999) or of the consolidated financial position or results of operations that may be reported by the Corporation in the future. In addition, the historical results of operations for periods less than a full year are not necessarily indicative of the results to be expected for the full year. The unaudited pro forma financial statements, including the accompanying notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation and the GESCO Businesses, including the notes thereto, and the other information contained in the reports filed by the Corporation with the Securities and Exchange Commission.

UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
FEBRUARY 26, 1999

(In thousands)


                                                                       Historical           Pro Forma Adjustments
                                                                 ----------------------  ----------------------------  Corporation
                                                                 Corporation      GESCO     Debit         Credit         Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
Cash and cash equivalents                                           $ 28,823   $  4,281  $120,000  (a)  $124,290  (b)   $   28,814
Accounts receivable                                                  156,714     53,463                                    210,177
Unbilled receivables                                                  89,846      8,286                                     98,132
Deferred income taxes and other tax assets                            27,522     12,721    22,210  (c)    12,721  (d)       49,732
Investments in and advances to
 construction joint ventures                                          82,748                                                82,748
Inventories                                                                       7,886     2,989  (d)                      10,875
Other                                                                  9,606        792                                     10,398
-----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                 395,259     87,429   145,199        137,011           490,876

Investments and other assets                                          69,530          6     8,400  (d)                      77,936
Investments in mining ventures                                        65,783                                                65,783
Deferred income taxes                                                 30,068      1,733    27,790  (c)     1,733  (d)       57,858
Cost in excess of net assets acquired, net                           112,240              295,026  (d)    50,000  (c)      367,266
Property and equipment, net                                           79,098     23,699     2,500  (d)                     105,297
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                        $751,978   $112,867  $478,915       $188,744        $1,155,016
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable                                                    $ 44,135   $ 26,225                                 $   70,360
Subcontracts payable                                                  46,378                                                46,378
Billings in excess of cost and estimated
 earnings on uncompleted contracts                                    40,757     14,298                                     55,055
Estimated costs to complete long-term contracts                       40,890     24,911                                     65,801
Accrued salaries, wages and benefits                                  54,761     16,111                                     70,872
Other accrued liabilities                                             33,984        855                                     34,839
-----------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                            260,905     82,400                                    343,305

Non-current liabilities
Long-term debt                                                                                          $120,000  (a)      120,000
Postretirement benefit obligation                                     54,486                              27,000  (d)       81,486
Accrued workers' compensation                                         39,550      2,783                                     42,333
Pension and deferred compensation liabilities                         17,543                              80,400  (d)       97,943
Environmental remediation obligations                                  4,589      4,771                                      9,360
-----------------------------------------------------------------------------------------------------------------------------------
Total non-current liabilities                                        116,168      7,554                  227,400           351,122

Minority interests                                                                2,824                   82,860  (d)       85,684

Stockholders' equity
Common stock and capital in excess of par                            249,069                                               249,069
Retained earnings                                                    140,302                                               140,302
Other stockholders' equity                                           (14,466)                                              (14,466)
Invested equity                                                                  20,089  $ 20,089  (d)
-----------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                           374,905     20,089    20,089                          374,905
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                          $751,978   $112,867  $ 20,089       $310,260        $1,155,016
-----------------------------------------------------------------------------------------------------------------------------------

See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME QUARTER ENDED FEBRUARY 26, 1999
(In thousands except share data)


                                                        Historical        Pro Forma Adjustments
                                                  ----------------------  ------------------------   Corporation
                                                  Corporation    GESCO      Debit       Credit        Pro Forma
----------------------------------------------------------------------------------------------------------------
Revenue                                           $   421,310   $ 38,022               $41,634 (a)  $   500,966
Cost of revenue                                      (400,525)   (36,824)  $41,634 (a)                 (479,139)
                                                                               156 (b)
----------------------------------------------------------------------------------------------------------------
Gross profit                                           20,785      1,198    41,790      41,634           21,827
General and administrative expense                     (7,974)                                           (7,974)
Goodwill amortization                                    (766)               3,688 (c)     323 (d)       (4,131)
----------------------------------------------------------------------------------------------------------------
Operating income                                       12,045      1,198    45,478      41,957            9,722
Investment income                                       1,092                                             1,092
Interest expense                                         (167)               1,881 (e)                   (2,048)
Other income (expense)                                  2,227                                             2,227
----------------------------------------------------------------------------------------------------------------
Income before income tax expense
 and minority interests                                15,197      1,198    47,359      41,957           10,993
Income tax expense                                     (6,306)      (475)                2,213 (f)       (4,568)
----------------------------------------------------------------------------------------------------------------
Net income before minority interests                    8,891        723    47,359      44,170            6,425
Minority interests                                                  (239)      356 (f)   1,154 (g)          559
----------------------------------------------------------------------------------------------------------------
Net income                                        $     8,891   $    484   $47,715     $45,324      $     6,984
----------------------------------------------------------------------------------------------------------------


Income per share
 Basic                                            $      0.17                                       $      0.13
 Diluted                                                 0.17                                              0.13

Common shares used to compute income per share
 Basic                                             53,239,651                                        53,239,651
 Diluted                                           53,377,448                                        53,377,448



See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.


UNAUDITED PROFORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
YEAR ENDED NOVEMBER 30, 1998
(In thousands except share data)

                                                        Historical          Pro Forma Adjustments
                                                  ----------------------- --------------------------    Corporation
                                                  Corporation     GESCO      Debit        Credit         Pro Forma
--------------------------------------------------------------------------------------------------------------------
Revenue                                           $ 1,862,174   $ 226,533                $251,541 (a)    $ 2,340,248
Cost of revenue                                    (1,775,632)   (177,049)  $251,541 (a)                  (2,207,836)
                                                                               2,989 (b)
                                                                                 625 (b)
Gross profit                                           86,542      49,484    255,155      251,541            132,412
General and administrative expense                    (24,202)                                               (24,202)
Goodwill amortization                                  (3,597)                14,751 (c)    1,290 (d)        (17,058)
--------------------------------------------------------------------------------------------------------------------
Operating income                                       58,743      49,484    269,906      252,831             91,152
Investment income                                       5,774                                                  5,774
Interest expense                                         (869)                 7,800 (e)                      (8,669)
Other income (expense)                                  3,757                                                  3,757
--------------------------------------------------------------------------------------------------------------------
Income before income tax expense
 and minority interests                                67,405      49,484    277,706      252,831             92,014
Income tax expense                                    (29,852)    (19,627)                 10,459 (g)        (39,020)
--------------------------------------------------------------------------------------------------------------------
Net income before minority interests                   37,553      29,857    277,706      263,290             52,994
Minority interests                                     (3,315)                11,122 (f)    5,616 (g)         (8,821)
--------------------------------------------------------------------------------------------------------------------
Net income                                        $    37,553   $  26,542   $288,828     $268,906        $    44,173
--------------------------------------------------------------------------------------------------------------------


Income per share
 Basic                                            $      0.70                                            $      0.82
 Diluted                                                 0.69                                                   0.82

Common shares used to compute income per share
 Basic                                             53,891,191                                             53,891,191
 Diluted                                           54,136,295                                             54,136,295



See Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
(In thousands)

1. General

On March 22, 1999, the Corporation, through WGS and WGES, acquired the GESCO Businesses from CBS Corporation (formerly known as Westinghouse Electric Corporation) pursuant to an Asset Purchase Agreement dated June 25, 1998. The respective rights and obligations of the Corporation and BNFL with respect to WGS, WGES and the GESCO Businesses are set forth in the Amended and Restated Consortium Agreement (the "Consortium Agreement"), dated March 19, 1999 (a copy of which is filed as Exhibit 10.3 to the Corporation's Quarterly Report on Form 10-Q for its fiscal quarter ended February 26, 1999), and in certain other documents referred to therein. Pursuant to the Consortium Agreement and such other documents, 60% of the profits, losses and cash flows of the GESCO Businesses are allocated to the Corporation and 40% of the profits, losses and cash flows are allocated to BNFL.

The acquisition of the GESCO Businesses will be accounted for as a purchase business combination. The accompanying unaudited pro forma combined condensed consolidated financial statements reflect an estimated aggregate purchase price for the GESCO Businesses (after giving effect to certain adjustments provided for in the Asset Purchase Agreement) of $207,150, consisting of cash paid to CBS Corporation plus costs directly related to the acquisition paid by the Corporation and BNFL.

          Cash paid to CBS Corporation                $198,812
          Legal, accounting, consulting and  other
            professional fees and  expenses              7,202
          Other costs related to the acquisition         1,136
                                                      --------

          Total purchase price                        $207,150
                                                      ========

The Corporation's share of the aggregate purchase price was $124,290, and was funded primarily through borrowings from the Corporation's bank credit facilities.

For purposes of the accompanying Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values. These preliminary estimates of fair values were determined by the Corporation's management based primarily on information furnished by CBS Corporation and the management of the GESCO Businesses. The final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of the GESCO Businesses. Finalization of these matters could have a material effect on the purchase price allocation and, with respect to certain employee benefit obligations, could take more than a year to complete.

2. Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

The accompanying Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet gives effect to the Transactions as though they were consummated on February 26, 1999, and combines the Corporation's unaudited February 26, 1999 consolidated balance sheet and the GESCO Businesses' audited December 31, 1998 balance sheet. The December 31, 1998 balance sheet of the GESCO Businesses is considered the most recent reliable balance sheet available for purposes of pro forma presentation. In the opinion of the management of the GESCO Businesses, the financial position did not change materially from December 31, 1998 to February 26, 1999. The following pro forma adjustments are reflected:

   (a) To reflect borrowings under the Corporation's line of credit to fund its share of the aggregate purchase price.

   (b) To record the aggregate cost of the acquisition described in Note 1 above.

   (c) To record a reduction of the valuation allowance of the Corporation's deferred tax assets and related reduction of goodwill associated with the acquisition of Old MK. The reduction is based on the Corporation's evaluation of estimated future taxable income and the likelihood of the future realization of deductible temporary differences and net operating loss carryforwards of Old MK

(d) To record the allocation of the purchase price for the acquisition to the assets acquired and liabilities assumed as follows:

          Working capital                           $ (4,703)
          Investments and other assets                 8,406
          Property plant and equipment                26,199
          Postretirement benefit obligations         (27,000)
          Pension liabilities                        (80,400)
          Other non-current liabilities and
            minority interest                        (10,378)
          Excess cost over net assets
            acquired                                 295,026
                                                    --------

          Total acquisition costs                   $207,150
                                                    ========

          Corporation's share of purchase price     $124,290
          BNFL's share of purchase price              82,860
                                                    --------
                                                    $207,150
                                                    ========

3. Unaudited Pro Forma Combined Condensed Consolidated Statements of Income

The accompanying Unaudited Pro Forma Combined Condensed Consolidated Statements of Income give effect to the Transactions as though they were consummated on December 1, 1997, and combine the Corporation's unaudited statement of income for the quarter ended February 26, 1999 and audited statement of income for the year ended November 30, 1998, respectively, with the GESCO Businesses' unaudited statement of income for the period of January 1, 1999 through March 22, 1999 (the date of acquisition) and the GESCO Businesses' audited statement of income for the year ended December 31, 1998, respectively. The pro forma statements of income reflect the following adjustments:

   (a) To record additional revenue and cost of revenue to conform to the Corporation's revenue recognition policy. Revenues on certain contracts were recorded by CBS Corporation on a net fee basis. The Corporation's revenue recognition policy is to record revenue and cost of revenue for such contracts reflecting an "at-risk" rather than an agency relationship for these contracts.

   (b) To record additional depreciation expense associated with the fair value adjustment of property and equipment having an estimated remaining useful life of four years, and to record additional cost of revenue associated with the fair value adjustment of inventory for the year ended November 30, 1998.

   (c) To record amortization of excess cost over net assets acquired over a twenty-year period.

   (d) To record a reduction in amortization expense associated with the reductions in the excess cost over net assets acquired in the acquisition of Old MK and a reduction in the valuation allowance of the Corporation's deferred tax assets.

   (e) To record interest expense on borrowings under the Corporation's bank credit facilities used to fund the Corporation's share of the purchase price.

   (f) To record BNFL's minority interest in the income and results of operations of the GESCO Businesses.

   (g) To record income tax expense and benefit related to the purchase accounting, interest expense and minority interest adjustments.